EXHIBIT 10.6

Promissory Note

$68,375,000.00

March 25, 2011

FOR VALUE RECEIVED, Inland Diversified Virginia Beach Landstown, L.L.C., a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of Bank of America, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 100 North Tryon Street, Mailcode:  NC1-007-11-15, Charlotte, North Carolina 28255-0001, Attn:  Kay Ostwalt, the principal sum of Sixty-Eight Million Three Hundred Seventy-Five Thousand and No/100 Dollars ($68,375,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1

Payment Schedule and Maturity Date.  The principal of this Note shall be due and payable (a) in five (5) installments of $3,040,000.00 each, on April 25, 2011 and on the same day of each succeeding month thereafter to and including August 25, 2011 and (b) a single installment of $3,035,000.00 which shall be due and payable on September 25, 2011; and accrued unpaid interest on this Note shall be due and payable on April 25, 2011 and on the same day of each succeeding month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied; provided, that on March 25, 2012 (the “Maturity Date”), the final maturity of this Note, the entire principal balance of this Note then unpaid and all accrued interest then unpaid shall be finally due and payable and all other amounts outstanding under this Note and/or the other Loan Documents.

Section 1A

Extension Option.  Lender shall grant a request by Borrower to extend the Maturity Date of this Note to March 25, 2013 (the “Extended Maturity Date”), upon and subject to the following terms and conditions:

(a)

Basic Conditions.  Unless otherwise agreed by Lender in writing:

(i)

Borrower shall request the extension, if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the Maturity Date.

(ii)

At the time of the request for the extension, Borrower shall irrevocably elect in the written notice described in Section 1A(a)(i) whether it shall curtail the outstanding principal balance of the Loan (as hereinafter defined) at the time of the extension by Five Million and No/100 Dollars ($5,000,000.00).  In the event Borrower elects to curtail the Loan by such $5,000,000 and makes the curtailment on or prior to the Maturity Date, the interest rate provided in Section 3(a) of this Note from and after the extension shall be a fluctuating rate per annum equal to the BBA LIBOR Daily Floating Rate plus a spread not to exceed three hundred (300) basis points per annum to be designated by Lender based upon market conditions at the time of the request.  Not more than fifteen (15) days prior to the date that Borrower requests the extension, Borrower may give written notice to Lender requesting that Lender designate the spread for the per annum interest rate that would apply from and after the extension if Borrower elects to make such Five Million and No/100 Dollars ($5,000,000.00) curtailment.  Lender shall respond to Borrower’s request to designate the applicable spread within ten (10) days after Borrower’s notice.  If Borrower elects to make such $5,000,000 curtailment but does not request that Lender designate the spread in advance of the Maturity Date, Lender shall nonetheless, at the time of the extension,

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designate the spread not to exceed three hundred (300) basis points per annum based upon market conditions at that time.

(iii)

At the time of the request, and at the time of the extension, there shall not exist any Event of Default (as hereinafter defined), nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iv)

Current financial statements and reports regarding Borrower and Guarantor (as defined in the Loan Agreement) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Lender in accordance with the Loan Documents, and there shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower, Guarantor or in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(v)

Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi)

All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii)

Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Lender’s satisfaction by Borrower, Guarantor, Lender, and all other parties deemed necessary by Lender (such as any permitted subordinate lienholders, tenants of the Property and permanent lenders (if any)); (B) if required by Lender, Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to fifteen one-hundredths of one percent (0.15%) of the then outstanding principal balance of the Loan (after application of the Five Million Dollar ($5,000,000) principal curtailment if Borrower elects to make such curtailment pursuant to Section 1A(a)(ii) and does in fact make such curtailment in full).

(viii)

As of any Determination Date occurring less than thirty (30) days prior to such extension, Borrower shall satisfy a Debt Service Coverage Ratio (as hereinafter defined) of at least 1.50 to 1.00.  Borrower shall have the right to make a principal curtailment to satisfy the required Debt Service Coverage Ratio (such curtailment shall not count towards the $5,000,000 principal curtailment that Borrower may make as described in Section 1A(a)(ii) of this Note.  As used herein, “Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to Debt Service.  As used herein, the following terms shall have the meanings indicated below:

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with generally accepted

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accounting principles, collected from the ownership and operation of the Property from whatever source (other than any source affiliated with Borrower or Guarantor), including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments.  Actual Operating Revenue shall be net of rent concessions and credits.  Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion.

“Assumed Interest Rate” means seven percent (7.0%) per annum.

“Calculation Period” means the six (6) month period ending on any Determination Date.

“Debt Service” means the higher of (a) the actual principal (if any) and interest payable under the Loan during the applicable Calculation Period, or (b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the Net Commitment Amount at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period, adjusted to an annualized basis.

“Determination Date” means any date as of which Lender makes a determination regarding Borrower’s satisfaction or failure to satisfy the Debt Service Coverage Ratio as described herein.

“Net Commitment Amount” means, as of any date, the outstanding principal balance of the Loan.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Actual Operating Revenue as such amount may be adjusted by Lender in its reasonable discretion based on Lender’s underwriting standards, including adjustments for vacancy allowance and other concessions.  As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies, tenant turnover, and nonpayment of rent.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 4.5% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $41,000 per year, but specifically

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excluding depreciation and amortization, income taxes, debt service on the Loan, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement.  Operating Expenses shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b)

Changes in Loan Terms.  All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

(i)

Interest Rate.  If Borrower makes a $5,000,000 principal curtailment as described in Section 1A(a)(ii) of this Note, then the first sentence of Section 3(a) of this Note shall be amended and restated as follows – “The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest from and after the original Maturity Date of March 25, 2012 at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily Floating Rate for that day plus the spread designated by Lender as provided in Section 1A(a)(ii) of this Note.”  Such spread shall be confirmed by written agreement of Lender and Borrower at or prior to the original Maturity Date.

(ii)

Definition of Maturity Date.  The Maturity Date shall mean the Extended Maturity Date.

Section 2

Security; Loan Documents.  The security for this Note includes a Credit Line Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the “Deed of Trust”) dated of even date herewith from Borrower to Lender, conveying and encumbering certain real and personal property more particularly described therein (the “Property”).  This Note, the Deed of Trust, the Term Loan Agreement between Borrower and Lender dated of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 3

Interest Rate.

(a)

BBA LIBOR Daily Floating Rate.  The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily Floating Rate for that day plus three hundred (300) basis points per annum.  The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

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(b)

Alternative Rates.  Lender may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate.  If Lender so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of this Note at a fluctuating rate of interest equal to the Prime Rate of Lender plus zero (0) basis points per annum, from the date of such notification by Lender until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur.    The term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Lender as its “prime rate.”  Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Lender may make various business or other loans at rates of interest having no relationship to such rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.  If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c)

Default Rate.  After the occurrence of a Default (including the expiration of any applicable cure period), Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by three hundred (300) basis points above the rate of interest otherwise applicable (“Default Rate”), independent of whether Lender elects to accelerate the outstanding principal balance of this Note.

Section 4

Prepayment.  Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) no prepayment may be made which in Lender’s judgment would contravene or prejudice funding under any applicable permanent loan commitment or tri-party agreement or the like; (b) Lender shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (c) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (d) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.  If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.

Section 5

Late Charges.  If Borrower shall fail to make any payment under the terms of this Note (other than (a) the $3,040,000.00 or $3,035,000.00 monthly principal installments described in Section 1 and (b) the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such

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delinquent payment.  This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6

Certain Provisions Regarding Payments.  All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default, (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect.  Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day.  Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7

Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)

Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note.

(b)

An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 8

Remedies.  Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)

Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)

Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c)

Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 9

Remedies Cumulative.  All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.  No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.  No failure by Lender to exercise, nor

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delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 10

Costs and Expenses of Enforcement.  Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 11

Service of Process.  Borrower hereby irrevocably designates and appoints CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060-6802, as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the Commonwealth of Virginia.  If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Virginia satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process.  Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding.  Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 12

Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 13

General Provisions.  Time is of the essence with respect to Borrower’s obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or any United States federal court sitting in the Commonwealth of Virginia for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or

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unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  This Note and its validity, enforcement and interpretation shall be governed by the laws of the Commonwealth of Virginia (without regard to any principles of conflicts of laws) and applicable United States federal law.  Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made.  The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 14

Notices.  Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 15

No Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Deed of Trust, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 16

Arbitration.  This Note is subject to arbitration as provided in the Loan Agreement.

Section 17

Non-Recourse.

(a)

Subject to the provisions of this Section 17, Lender shall neither seek nor obtain judgment against Borrower for payment of principal or interest under this Note following a foreclosure of the Deed of Trust, and Lender’s sole recourse against Borrower for any default in the payment of such principal or interest shall be limited to the Property and any other collateral for the Loan.

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(b)

The limitation of liability set forth in this Section 17 shall be deemed void and shall have no force or effect if Borrower should attempt, without material justification, to materially delay any foreclosure by Lender of or on the Deed of Trust or any other collateral for the Loan, or if Borrower should claim that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure.

(c)

The limitation of liability set forth in this Section 17 shall not prejudice Lender’s rights to:

(i)

Name Borrower as a party defendant in any action, proceeding, reference or arbitration subject to the limitations of this Section 17;

(ii)

Assert any unpaid amounts on the Loan as a defense or offset to or against any claim or cause of action made or alleged against Lender by Borrower, any of its members or joint venturers, or any guarantor or indemnitor in connection with the Loan;

(iii)

Exercise self-help remedies such as setoff or foreclosure against or sale of any real or personal property collateral or security;

(iv)

Collect or recover rents, insurance proceeds, amounts payable under surety bonds or letters of credit, condemnation or any other awards arising out of any public action, or any damages or awards arising out of any damage or injury to, or decrease in value of, all or part of the collateral for the Loan; and

(v)

Collect or recover an amount from Borrower equal to any rents or other sums of any type specified in clause (iv) above, which are not applied as required by the Loan Documents after an Event of Default has occurred and while it is continuing.

(d)

The limitation of liability set forth in this Section 17 does not affect Lender’s rights to:

(i)

Enforce and collect or recover all sums owing under any indemnity agreements, any guaranties and completion agreements, and any similar rights to payment and performance, which may be executed or granted by any party other than Borrower in connection with the Loan;

(ii)

Recover any expenses, damages or costs, including reasonable attorneys’ fees, which Lender may incur because of Borrower’s fraud, willful misrepresentation, or waste or intentional damage of or to any collateral for the Loan;

(iii)

Enforce any and all of Borrower’s obligations (if any) to complete construction on the Property as contemplated by the Loan Documents, including obligations to repay sums advanced by Lender for such purpose;

(iv)

Enforce any and all of Borrower’s obligations under the Loan Documents which relate to preserving the condition of the Property or the priority of the Deed of Trust, including obligations to pay all taxes and charges which may affect or become a lien on the Property, to maintain the Property and all insurance in accordance with the Loan Documents, and to repay all sums advanced by Lender for any such purposes; and

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(v)

Enforce any agreement of Borrower or any other party which specifically states that it is not subject to the limitation of liability contained in this Section 17.

(e)

Nothing contained in this Section 17 shall impair the validity of any Loan Document or any lien or security interest which it may create or perfect.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

Borrower:

INLAND DIVERSIFIED VIRGINIA BEACH LANDSTOWN, L.L.C.,

  a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

the sole member

By:

/s/ Barry L. Lazarus (SEAL)

Name:

Barry L. Lazarus

Title:

President

STATE OF ILLINOIS

COUNTY OF DUPAGE, TO WIT:

I, the undersigned Notary Public, in and for the state and county aforesaid, do hereby certify that, Barry L. Lazarus, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the President of Inland Diversified Real Estate Trust, Inc., the sole member of Inland Diversified Virginia Beach Landstown, L.L.C., a Delaware limited liability company, and that he, in such capacity, being authorized so to do, executed the foregoing document for the purposes therein contained, by signing his name on behalf of the limited liability company.

GIVEN under my hand and seal this 22 day of March, 2011.

/s/ Rose Marie Allred (SEAL)

Notary Public

My Notary Registration number is:  82847

My commission expires:  May 21, 2013

BofA/Landstown

Promissory Note

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